Exhibit 99.1

CONSENT OF CASSEL SALPETER & CO., LLC

Vapor Corp.

3001 Griffin Road

Dania Beach, FL 33312

Attention: The Special Mergers and Acquisitions Committee of the Board of Directors

RE:	Joint Proxy Statement of Vapor Corp. (“Vapor”) and Vaporin, Inc. / Prospectus of Vapor which forms part of the Registration Statement on Form S-4 of Vapor (the “Registration Statement”).

Members of the Special Mergers and Acquisitions Committee:

We hereby consent to the inclusion of our opinion letter, dated December 15, 2014, to the Special Mergers and Acquisitions Committee of the Board of Directors of Vapor as Appendix C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such amendment, under the headings “SUMMARY—Opinion of the Financial Advisor to the Vapor M&A Committee,” “PROPOSAL 1 OF THE VAPORIN SPECIAL MEETING - THE MERGER—Background of the Merger,” “PROPOSAL 1 OF THE VAPOR SPECIAL MEETING – APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE MERGER — Recommendation of Vapor’s Board of Directors and Reasons for the Merger,” and “PROPOSAL 1 OF THE VAPOR SPECIAL MEETING – APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE MERGER — Opinion of Financial Advisor to the Vapor M&A Committee.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 29, 2014

/s/ Cassel Salpeter & Co., LLC